SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2005

DOVER CORPORATION
(Exact Name of Registrant as Specified in Charter)

STATE OF DELAWARE (State or Other Jurisdiction of Incorporation)	1-4018 (Commission File Number)	53-0257888 (I.R.S. Employer Identification No.)

280 Park Avenue, New York, NY (Address of Principal Executive Offices)	10017 (Zip Code)
(212) 922-1640
(Registrant’s telephone number, including area code)
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement
     On October 5, 2005, Dover Corporation (the “Company”) entered into underwriting agreements for underwritten offerings of $300,000,000 aggregate principle amount of its 4.875% Notes due October 15, 2015 (the “Notes) and $300,000,000 aggregate principle amount of its 5.375% Debentures due October 15, 2035 (the “Debentures”). The Notes and Debentures are being offered pursuant to the Company’s Registration Statement (File No. 333-47396) on Form S-3, filed with the Securities and Exchange Commission on October 5, 2000, as amended by Amendment No. 1 thereto filed November 15, 2000, a Prospectus dated November 15, 2000, and the related Prospectus Supplement dated October 5, 2005, relating to the offer and sale by the Company of the Notes and the Debentures. J.P. Morgan Securities Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc., Greenwich Capital Markets, Inc., Wachovia Capital Markets, LLC, Goldman, Sachs & Co., BNY Capital Markets, Inc. and Citigroup Global Markets Inc. co-managed the offering.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2005	DOVER CORPORATION
(Registrant)

	By:	/s/ Joseph W. Schmidt

Joseph W. Schmidt, Vice President,
General Counsel & Secretary